Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of AI UNLIMITED GROUP.

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated August 13th, 2024, of the consolidated balance sheet and the related consolidated statements of operations, consolidated stockholders’ equity, and consolidated cashflows for the year ended December 31, 2023, and 2022.

/S/ Boladale Lawal

BOLADALE LAWAL & CO

Chartered Accountants

PCAOB No:6993

Lagos, Nigeria

February 14, 2025